As filed with the U.S. Securities and Exchange Commission on November 2, 1998
                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      ------------------------------------

                      PLANET HOLLYWOOD INTERNATIONAL, INC.
              ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                    DELAWARE                        59-3283783
          -----------------------------         ----------------------
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)        Identification Number)



                   FIRST AMENDED AND RESTATED PLANET HOLLYWOOD
             INTERNATIONAL, INC. 1995 STOCK AWARD AND INCENTIVE PLAN
             -------------------------------------------------------
                            (Full title of the Plan)


          8669 COMMODITY CIRCLE, ORLANDO, FLORIDA 32819, (407) 363-7827
    ---------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)


    SCOTT E. JOHNSON, ESQ., GENERAL COUNSEL, 8669 COMMODITY CIRCLE, ORLANDO,
                     FLORIDA 32819, (407) 345-5300
---------------------------------------------------------------------------
  (Name and address, including zip code, and telephone number, including area code, of agent for service)


                      ------------------------------------
                                    COPY TO:
           Byrd F. Marshall, Jr.,Esq., Gray, Harris & Robinson, P.A.,
    201 East Pine Street, Suite 1200, Orlando, Florida 32801, (407) 843-8880
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                            AMOUNT TO          PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
                                               BE             OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED               SHARE                 PRICE
------------------------------------        ------------       ------------------      ------------------      -----------------
Class A Common Stock, $0.01 par             1,000,000             $4.7422(1)           $4,742,187.50(1)          $1,318.33
value


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The aggregate offering price and registration fee are based upon the sum of (a) the product that results from multiplying 750,000 shares, which is the number of shares of Class A Common Stock registered as a part of this Registration Statement as to which options have been granted but not exercised under the First Amended and Restated Planet Hollywood International, Inc. 1995 Stock Award and Incentive Plan (the "Plan"), by $5.00 per share, which is the weighted average exercise price of such options, and (b) the product that results from multiplying 250,000 shares, which is the number of shares of Class A Common Stock registered as a part of this Registration Statement as to which options may be granted under the Plan, by $3.96875 per share, which is the average of the high and low prices of the Registrant's shares of Class A Common Stock as reported on the New York Stock Exchange on October 30, 1998.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         The purpose of this Registration Statement on Form S-8 is to register 1,000,000 additional shares of the Registrant's Class A Common Stock, $0.01 par value per share, in connection with the Registrant's First Amended and Restated Planet Hollywood International, Inc. 1995 Stock Award and Incentive Plan (the "Plan"). Because this Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Plan is effective, and pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-31685) filed with the Commission on July 21, 1997, are incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on the 2nd day of November, 1998.

PLANET HOLLYWOOD INTERNATIONAL, INC.
Registrant

By: /s/ ROBERT EARL                            Date: November 2, 1998
    --------------------------
     Robert Earl
     Chief Executive Officer


By: /s/ THOMAS AVALLONE                        Date: November 2, 1998
    ---------------------------
     Thomas Avallone
     Chief Financial Officer and Principal Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                          CAPACITY                    DATE
---------                          --------                    ----
                 *                 Chairman of the Board       November 2, 1998
-----------------------------      of Directors
Keith Barish


/s/ ROBERT EARL                    Director and Chief          November 2, 1998
-------------------------------    Executive Officer
Robert Earl



/s/ THOMAS AVALLONE                Director, Executive Vice    November 2, 1998
------------------------------     President and Chief
Thomas Avallone                    Financial Officer

/s/ WILLIAM BAUMHAUER               Director, President and    November 2, 1998
-----------------------------       Chief Operating Officer
William Baumhauer
                 *                  Director                   November 2, 1998
-----------------------------
Claudio Gonzalez
                 *                  Director                   November 2, 1998
-----------------------------
Mark McCormack
                 *                  Director                   November 2, 1998
-----------------------------
Michael Montague
                 *                  Director                   November 2, 1998
-----------------------------
Ong Beng Seng
                 *                  Director                   November 2, 1998
------------------------------
Isadore Sharp
                 *                  Director                   November 2, 1998
------------------------------
Michael Tarnopol



 ---------------------
* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of the above indicated directors and officers of Planet Hollywood International, Inc. pursuant to powers of attorney executed on behalf of each such director and officer.

                                    By: /s/ THOMAS AVALLONE
                                        ---------------------------
                                            Thomas Avallone
                                            ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
--------   -----------

3.1*       Restated Certificate of Incorporation of the Registrant

3.2**      Third Amended and Restated Bylaws of the Registrant

5.1**      Opinion of Gray, Harris & Robinson, P.A.

23.1**     Consent of Gray, Harris & Robinson, P.A. (included in Exhibit 5.1)

23.2**     Consent of PricewaterhouseCoopers LLP

24.1**     Power of Attorney

99.1** First Amended and Restated Planet Hollywood International, Inc. 1995 Stock Award and Incentive Plan.

----------------------------
* Incorporated by reference to the exhibits with the corresponding exhibit numbers in the Registration Statement on Form S-1 previously filed by the Registrant (Registration No. 333- 01490)

**   Filed herewith